Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-38550 on Form N-1A of out report dated July 6, 2001 relating to the financial statements of Cash Trust Series II, which is a part of such Registration Statements, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

Deloitte & Touche LLP
Boston, Massachusetts
July 20, 2001